UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2009

NMT Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2009, John E. Ahern, the President and Chief Executive Officer of NMT Medical, Inc. (the “Registrant”), and the Registrant agreed that Mr. Ahern would retire as President and Chief Executive Officer of the Registrant and resign from his position as a member of the Board of Directors (the “Board”) of the Registrant, effective February 9, 2009 (the “Termination Date”).

In connection with Mr. Ahern’s departure, the Third Amended and Restated Employment Agreement, dated October 18, 2007, by and between the Registrant and Mr. Ahern, was terminated without cause under Section 14(b) of such agreement, effective February 9, 2009, and the Registrant and Mr. Ahern entered into a Settlement Agreement and Release, dated February 11, 2009 (the “Settlement Agreement”). Under the Settlement Agreement, Mr. Ahern will receive, among other things, the following in connection with his departure:

•	compensation, including salary and a cash bonus for the fiscal year ended December 31, 2008 in the amount of $55,200, earned through the Termination Date;

•	severance in the form of continued payment of Mr. Ahern’s annual salary, in the amount of $460,000, for a period of twelve (12) months following the Termination Date;

•

the acceleration of the vesting of all of Mr. Ahern’s unvested stock options, such that all such options became vested on the Termination Date and the extension of the exercise period associated with all of Mr. Ahern’s stock options through July 31, 2010; and

•	the Registrant will continue to pay for Mr. Ahern’s health benefits for a period of eighteen (18) months following the Termination Date.

The Settlement Agreement also provides for: (i) Mr. Ahern to reasonably cooperate with the Registrant in transitioning his work and to be available to the Registrant for this purpose or any other purpose reasonably requested by the Registrant, (ii) the mutual release of potential claims by the Registrant and/or Mr. Ahern against the other party, and (iii) other customary terms regarding Mr. Ahern’s departure.

On February 9, 2009 and effective as of such date, the Board appointed Mr. Frank Martin, already a member of the Board, as interim President and Chief Executive Officer until a permanent successor is appointed. The Board has retained an executive recruiting firm in connection with the Board’s search for a permanent President and Chief Executive Officer. In connection with Mr. Martin’s appointment as interim President and Chief Executive Officer, on February 9, 2009, Mr. Martin was granted a stock option to purchase 30,000 shares of the Registrant’s common Stock, $.001 par value per share (the “Common Stock”), at an exercise price equal to the closing price of the Common Stock on the NASDAQ Global Market on February 9, 2009 (the “Grant Date”). All of the shares subject to the option will vest on the date that is the earlier of (i) the first anniversary of the Grant Date or (ii) the date on which Mr. Martin’s successor is elected and qualified. Also, the Registrant and Mr. Martin plan to enter into a letter agreement providing that, among other things: (i) the Registrant will pay Mr. Martin an annual salary of $200,000 during his tenure as interim President and Chief Executive Officer of the Registrant, with a minimum amount of $100,000 to be paid to Mr. Martin in the event that he is replaced by a successor President and Chief Executive Officer less than six months after the beginning of his tenure as such, (ii) Mr. Martin will be entitled to the healthcare benefits available to employees of the Registrant (or such other similar arrangement of similar cost to the Registrant as may be mutually agreed) and (iii) the Registrant will provide Mr. Martin with a car allowance of $500 per month.

Mr. Martin, age 71, was elected a director of the Registrant in February 2001. From March 2007 through December 2008, Mr. Martin was the Chief Executive Officer of Corindus Inc., a company that designs, manufactures and commercializes remote control operation systems for interventional cardiology. From October 2005 until March 2007, Mr. Martin was Executive Chairman of Cappella Inc., a medical device company that develops coronary stents. From September 2004 to October 2005, Mr. Martin was an independent consultant and advisor to global venture capital firms, corporations and entrepreneurs in the medical technology industry. From October 2000 to March 2005, Mr. Martin was the Chairman and Chief Executive Officer of Florence Medical LTD, which developed and marketed vascular blood flow software and hardware systems used to assist the interventional cardiologist in the diagnosis and treatment of vascular disease. From June 1993 to June 2000, he was founder, Chairman and Chief Executive Officer of CorMedica Corporation, a private, independent developer and manufacturer of catheter-based navigation systems for use in percutaneous cardiovascular applications. Mr. Martin has an extensive background in the medical device industry, having co-founded and managed Advanced Biomedical Instruments from 1979 to 1986 and PLC Systems from 1987 to 1993. Prior to that, Mr. Martin was with Becton Dickinson & Co. and Abbott Laboratories, where he held senior management positions, domestically and internationally, in marketing, sales and business development. Mr. Martin is a board member of CytoDome Inc. and Corindus Inc., each a privately-held medical device company. With the exception of the stock option and letter agreement providing for Mr. Martin’s annual salary, both as described in the preceding paragraph, no arrangement or understanding exists between the Registrant and Mr. Martin pursuant to which he was appointed interim President and Chief Executive Officer. Mr. Martin is not related by blood, marriage or adoption to any director or executive officer of the Registrant. None of the corporations or organizations at which Mr. Martin was employed prior to his employment with the Registrant was or is a parent, subsidiary or other affiliate of the Registrant. Mr. Martin has not been a party to any related party transaction, nor is he a party to any currently proposed related party transaction, with the Registrant within the meaning of Item 404(a) of Regulation S-K.

Also, on February 9, 2009, the Board appointed Richard E. Davis, Executive Vice President and Chief Financial Officer of the Registrant, as the Chief Operating Officer of the Registrant. In addition to serving as Chief Operating Officer, Mr. Davis will continue to serve as Chief Financial Officer of the Registrant. In connection with Mr. Davis’s appointment as Chief Operating Officer, on February 9, 2009, Mr. Davis was granted a stock option to purchase 20,000 shares of Common Stock, at an exercise price equal to the closing price of the Common Stock on the NASDAQ Global Market on the Grant Date. The shares subject to such stock option shall vest on a monthly basis, in 48 equal installments, beginning on the date that is one month from the Grant Date, provided however, that any unvested portion of the shares subject to such stock option shall vest immediately in the event that the Registrant terminates the Amended and Restated Employment Agreement, dated as of May 20, 2004, between the Registrant and Mr. Davis, as amended to date (the “Davis Employment Agreement”), without cause (as defined in the Davis Employment Agreement).

The terms of the Davis Employment Agreement provide for, among other things, an annual salary is $359,000, an employment term that continues until December 31, 2010 (with automatic renewal for a period of one year in the event that the Registrant does not provide Mr. Davis with notice of non-renewal within a specified period of time), an annual performance-based cash incentive award of up to 30% of Mr. Davis’s then-current base salary, provided that (i) Mr. Davis satisfies certain financial and other performance goals and (ii) the Registrant achieves certain profit targets applicable to the fiscal year, each as established in good faith by the compensation committee of the Board in consultation with the Registrant’s Chief Executive Officer and Mr. Davis, and a covenant not to compete with the Registrant for a period of one year after he ceases to be employed by the Registrant.

Mr. Davis, age 50, has served as the Registrant’s Vice President, Chief Financial Officer and Corporate Secretary since February 2001. Effective January 30, 2007, Mr. Davis’s title changed to Executive Vice President, Chief Financial Officer and Corporate Secretary. From August 2000 to February 2001, Mr. Davis served as the Registrant’s Interim Chief Financial Officer through his employment with the consulting firm of Argus Management Corporation. From July 1998 to July 2000, Mr. Davis was Vice President and Chief Financial Officer of Q-Peak, Inc., a marketer and manufacturer of solid-state laser systems. Prior to July 1998, Mr. Davis was employed for ten years by TJX Companies, Inc., a worldwide off-price retailer of apparel and home fashions, in various senior financial management positions where he was responsible for business and strategic planning, cash flow and expense management and accounting and operational controls. With the exception of the Davis Employment Agreement and stock option, both as described in the preceding paragraph, no arrangement or understanding exists between the Registrant and Mr. Davis pursuant to which he was appointed Chief Operating Officer. Mr. Davis is not related by blood, marriage or adoption to any director or executive officer of the Registrant. None of the corporations or organizations at which Mr. Davis was employed prior to his employment with Registrant was or is a parent, subsidiary or other affiliate of the Registrant. Mr. Davis has not been a party to any related party transaction, nor is he a party to any currently proposed related party transaction, with the Registrant within the meaning of Item 404(a) of Regulation S-K.

A copy of the press release, dated February 10, 2009, announcing the above-referenced matters is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date: February 13, 2009	By:	/s/ Richard E. Davis
Richard E. Davis
Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated February 10, 2009.